Exhibit 16.1

Weinberg & Baer LLC

115 Sudbrook Lane, Baltimore, MD 21208

Phone (410) 702-5660

________________________________________________________________________

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C.  20549

Re:       Freedom Leaf, Inc.

Ladies and Gentlemen:

We have read Item 4.01 of Freedom Leaf, Inc.’s Current Report on Form 8-K dated May 3, 2015 captioned “Changes in Registrant’s Certifying Accountant,” and are in agreement with the statements contained therein, as they relate to our firm. We have no basis to agree or disagree with the other statements contained therein.

Respectfully submitted,

Weinberg & Baer, LLC

Baltimore, MD

May 4, 2015